Exhibit 10.17

MCBC HOLDINGS, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

Non-employee members of the board of directors (the “Board”) of MCBC Holdings, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Director Compensation Policy (this “Policy”).  The cash and equity compensation described in this Policy shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who is not an employee of the Company or any parent or subsidiary of the Company and who is not a partner or employee of Wayzata Investment Partners, LLC, a Delaware limited liability company (each, a “Non-Employee Director”), who may be eligible to receive such cash or equity compensation, unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company.  This Policy shall be administered by the Board; provided that the Board may from time to time delegate its authority hereunder to the Nominating and Corporate Governance Committee of the Board or another committee of the Board as appropriate (the Board or such delegatee, the “Administrator”).  This Policy shall become effective on the date of the effectiveness of the Company’s initial public offering (the “Effective Date”) and shall remain in effect until it is revised or rescinded by further action of the Administrator.  This Policy may be amended, modified or terminated by the Administrator at any time in its sole discretion.  The terms and conditions of this Policy shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors and between any subsidiary of the Company and any of its non-employee directors.

1.                                      Cash Compensation.

(a)                                 Annual Retainers.  Each Non-Employee Director shall receive an annual retainer of $50,000 for service on the Board.

(b)                                 Additional Annual Retainers.  In addition, a Non-Employee Director shall receive the following annual retainers:

(i)                                     Chairman of the Board.  A Non-Employee Director serving as Chairman of the Board shall receive an additional annual retainer of $15,000 for such service.

(ii)                                  Audit Committee.  A Non-Employee Director serving as Chairperson of the Audit Committee shall receive an additional annual retainer of $20,000 for such service.  A Non-Employee Director serving as a member of the Audit Committee (other than the Chairperson) shall receive an additional annual retainer of $10,000 for such service.

(iii)                               Compensation Committee.  A Non-Employee Director serving as Chairperson of the Compensation Committee shall receive an additional annual retainer of $15,000 for such service.  A Non-Employee Director serving as a member of the Compensation Committee (other than the Chairperson) shall receive an additional annual retainer of $7,500 for such service.

(vi)                              Nominating and Corporate Governance Committee.  A Non-Employee Director serving as Chairperson of the Nominating and Corporate Governance Committee shall receive an additional annual retainer of $10,000 for such service.  A Non-Employee Director serving as a member of the Nominating and Corporate Governance Committee (other than the Chairperson) shall receive an additional annual retainer of $5,000 for such service.

(c)                                  Payment of Retainers.

(i)                                     Payment Timing/Proration.  The annual retainers described in Sections 1(a) and 1(b) shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears not later than the fifteenth day following the end of each calendar quarter.  In the event a Non-Employee Director does not serve as a Non-Employee Director, or in the applicable positions described in Section 1(b), for an entire calendar quarter, such Non-Employee Director shall receive a prorated portion of the retainer(s) otherwise payable to such Non-Employee Director for such calendar quarter pursuant to Sections 1(a) and 1(b) at the same time as such retainer(s) otherwise would have been paid, with such prorated portion determined by multiplying such otherwise payable retainer(s) by a fraction, the numerator of which is the number of days during which the Non-Employee Director serves as a Non-Employee Director or in the applicable positions described in Sections 1(a) and 1(b) during the applicable calendar quarter and the denominator of which is the number of days in the applicable calendar quarter. Notwithstanding the foregoing, the annual retainers described in Sections 1(a) and 1(b) earned during the period commencing on the Effective Date and ending on the last day of the first calendar quarter following the Effective Date shall be equal 25% of the product of (A) such annual retainers and (B) a fraction, the numerator of which is (x) the number of days in the period commencing on the Effective Date and ending on the last day of the first calendar quarter following the Effective Date and the denominator of which is the number of days in such first calendar quarter.

(ii)                                  Form of Payment.

(A)                               Unless otherwise elected by a Non-Employee Director to the contrary in accordance with this Section 1(c)(ii), annual retainers will be paid in cash.  A Non-Employee Director may elect to have all (but not less than all) of his or her annual retainers described in Sections 1(a) and 1(b) be paid into shares of common stock of the Company under the Company’s 2015 Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (the “Equity Plan”).  To make such election, a Non-Employee Director shall, subject to Section 1(c)(ii)(B), be required to complete a written election form in such form as the Administrator may prescribe from time to time (an “ Election Form”), and file such completed Election Form with the Company prior to the first day of the calendar year to which such annual retainers apply. Once an Election Form is filed with the Company, it shall be irrevocable with respect to the annual retainer(s) for the immediately following calendar year and shall automatically continue in effect for calendar years thereafter unless the Non-Employee Director changes or revokes his or her Election Form by written notice filed with the Company prior to the beginning of any such future calendar years.  An Election Form shall be deemed to be filed with the Company on the date on which it is received by an authorized representative of the Company.

(B)                               Notwithstanding the foregoing, (x) for the calendar year in which the Effective Date occurs, each Non-Employee Director who serves on the Board as of the Effective Date may file an Election Form with the Company on or before the thirtieth day following Effective Date and such election will apply to all annual retainers for such year that are due and payable after the date such Election Form is filed and (y) for the calendar year in which a Non-Employee Director commences service with the Company, such Non-Employee Director may file an Election Form with the Company on or before the thirtieth day following the commencement of his or her service and such election will apply to all annual retainers for the then-current calendar year that are due and payable after the date such Election Form is filed.

(C)                               If a Non-Employee Director elects to have all of his or her annual retainers described in Sections 1(a) and 1(b) paid in shares of common stock of the Company under Section 1(c)(ii), the Non-Employee Director shall receive fully vested shares of common stock of the Company with an aggregate fair market value on the date of grant equal to the amount of the retainer payments elected to be received in shares.

2.                                      Equity Compensation.  Non-Employee Directors shall be granted the equity awards described below.  The awards described below shall be granted under and shall be subject to the terms and provisions of the Equity Plan and shall be granted subject to the execution and delivery of award agreements, including attached exhibits, in substantially the forms previously approved by the Board.  All applicable terms of the Equity Plan apply to this Policy as if fully set forth herein, and all grants of shares of restricted stock hereby are subject in all respects to the terms of the Equity Plan.  The equity awards described below shall be in addition to any equity awards granted to Non-Employee Directors in lieu of annual retainers described in Sections 1(a) and 1(b).

(a)                                 IPO Restricted Stock Awards.  A Non-Employee Director who serves on the Board as of the Effective Date shall be automatically granted, on the first business day after the effective date of the Company’s registration statement on Form S-8, shares of restricted stock that, as of the Effective Date, had an aggregate fair market value equal to the product of (i) $55,000 and (ii) a fraction, the numerator of which is the number of days during the period commencing on the Effective Date and ending on December 31 of the calendar year in which the Effective Date occurs, and the denominator of which is 365 (rounded down to the nearest whole share).  The awards described in this Section 2(a) shall be referred to as the “IPO Awards.”

(b)                                 Annual Restricted Stock Awards.  A Non-Employee Director who (i) serves on the Board as of the first day of any calendar year commencing after the Effective Date (each, an “Anniversary Date”) and (ii) will continue to serve as a Non-Employee Director immediately following such Anniversary Date shall be automatically granted, on the first business day on or following such Anniversary Date, shares of restricted stock that have an aggregate fair market value on the date of grant equal to $55,000 (rounded down to the nearest whole share).  The awards described in this Section 2(b) shall be referred to as the “Annual Awards.”

(c)                                  Commencement Restricted Stock Awards.  Except as otherwise determined by the Administrator, each Non-Employee Director who is initially elected or appointed to the Board on any date after the Effective Date (other than an Anniversary Date) shall be automatically granted, on the first business day on or following the date of such Non-Employee Director’s initial election or appointment (such Non-Employee Director’s “Start Date”), shares of restricted stock that have an aggregate fair market value on such Non-Employee Director’s Start Date equal to the product of (i) $55,000 and (ii) a fraction, the numerator of which is (x) 365 minus (y) the number of days in the period beginning on the Anniversary Date immediately preceding such Non-Employee Director’s Start Date and ending on such Non-Employee Director’s Start Date and the denominator of which is 365 (rounded down to the nearest whole share).  The awards described in this Section 2(c) shall be referred to as “Commencement Awards.”  No Non-Employee Director shall be granted more than one Commencement Award or be granted an Annual Award and Commencement Award in the same calendar year.

(d)                                 Termination of Service of Employee Directors.  Members of the Board who are employees of the Company or any parent or subsidiary of the Company who subsequently terminate their service with the Company and any parent or subsidiary of the Company and remain on the Board will not receive a Commencement Award pursuant to Section 2(c) above, but to the extent that they are otherwise eligible, will be eligible to receive, after termination from service with the Company and any parent or subsidiary of the Company, Annual Awards as described in Section 2(b) above.

(e)                                  Vesting of Awards Granted to Non-Employee Directors.  Each IPO Award shall vest on the 181st day following the Effective Date, subject to the Non-Employee Director continuing in service through such vesting date.  Each Annual Award and Commencement Awards shall vest on the Anniversary Date immediately following the date of grant, subject to the Non-Employee Director continuing in service through the applicable vesting date.  Unless otherwise determined by the Administrator, no portion of an Initial Award, Annual Award or Commencement Award that is unvested at the time of a Non-Employee Director’s termination of service on the Board shall become vested thereafter.  All of a Non-Employee Director’s Annual Awards , Initial Awards and Commencement Awards shall vest in full immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan), to the extent outstanding at such time.

3.                                      Limitation of Compensation.  Notwithstanding anything to the contrary herein, the sum of any cash compensation or other compensation and the value of any equity compensation (including awards under the Equity Plan) (determined as of the date of grant under applicable accounting standards) that may be paid or granted to a Non-Employee Director as compensation for services as a Non-Employee Director during any fiscal year of the Company may not exceed $500,000.  The Administrator may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other compensation decisions involving Non-Employee Directors.

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